UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 7, 2007
UCBH Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-24947	94-3072450
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)

555 Montgomery Street
San Francisco, California	94111
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (415) 315-2800
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On October 7, 2007, US Pacific Time, UCBH Holdings, Inc., a Delaware corporation registered under the Bank Holding Company Act of 1956, as amended (“UCBH”), and China Minsheng Banking Corp., Ltd., a Chinese joint stock commercial bank (“Minsheng”), entered into an Investment Agreement (the “Investment Agreement”), pursuant to which Minsheng will acquire 9.9% of shares of UCBH common stock in the aggregate, with a mutual option to increase Minsheng’s ownership to 20.0%.
     In the first phase, UCBH will issue shares of common stock resulting in Minsheng owning 4.9% of UCBH’s outstanding common stock at a price of $17.79 per share (the “First Phase Purchase Price”), which represents the 90-day average UCBH closing price as of the close on September 28, 2007. Based on the number of shares of UCBH common stock outstanding as of August 31, 2007, the number of shares to be issued in the first phase to Minsheng is approximately 5.4 million.
     In the second phase, Minsheng will acquire additional shares of UCBH common stock resulting in Minsheng owning an aggregate of 9.9% of UCBH’s outstanding common stock through, at the discretion of UCBH, a combination of UCBH’s issuance of new shares to Minsheng or Minsheng’s purchase of shares of UCBH common stock from third parties. The purchase price for the shares issued by UCBH, if any, in the second phase will be the average closing price of UCBH common stock as quoted on the Nasdaq Global Select Market for the 90 trading days preceding the fifth business day prior to the closing of such issuance (the “Second Phase Purchase Price”). The Second Phase Purchase Price will be increased by 5% if the percentage change of the First Phase Purchase Price and the Second Phase Purchase Price is not greater than by 20% of the difference between the Keefe, Bruyette & Woods Regional Banking Index (the “KRX Index”) on October 5, 2007 (the “First Phase KRX Index”) and the KRX Index on the fifth business day prior to such closing date. Pursuant to the Investment Agreement, the second phase is to be closed by March 31, 2008, but may be extended to December 31, 2008 upon the parties’ mutual agreement.
     In addition, if both parties agree, Minsheng may acquire shares of UCBH common stock resulting in Minsheng owning an aggregate of 20.0% of UCBH’s outstanding common stock through, at the discretion of UCBH, a combination of UCBH’s issuance of new shares to Minsheng and Minsheng’s purchase of shares of UCBH common stock from third parties. The purchase price for the shares issued by UCBH, if any, in the third phase will be the average closing price of UCBH common stock as quoted on the Nasdaq Global Select Market for the 90 trading days preceding the fifth business day prior to such issuance (the “Third Phase Purchase Price”). The Third Phase Purchase Price may be increased depending on the percentage difference of the First Phase Purchase Price and the Third Phase Purchase Price and a percentage change between the First Phase KRX Index and the KRX Index on the fifth business day prior to such closing date.
     Following the closing of the first phase, Minsheng will recommend one person to be appointed to the Board of Directors of UCBH in a newly created board seat and will also, subject to UCBH’s approval of the candidate, recommend one person to serve as a non-executive senior manager at UCBH. If both parties agree to increase Minsheng’s ownership of UCBH common stock to 20.0%, Minsheng will have the right to recommend a second person to be appointed in another newly created board seat and, subject to UCBH’s approval of the candidate, one additional person to serve as a non-executive senior manager at UCBH. Upon Minsheng reaching the 9.9% aggregate ownership of UCBH common stock, UCBH will have the right to recommend one person to be appointed to the Board of Directors of Minsheng.
     Execution of the Investment Agreement and transactions contemplated thereby have been approved by the boards of directors of both UCBH and Minsheng. The closing of each phase is subject to certain closing conditions, including obtaining regulatory review or any required regulatory approvals from the Federal Reserve, the California Department of Financial Institutions, the China Banking

Regulatory Commission and the Chinese State Administration of Foreign Exchange, and amendment to the Rights Agreement dated January 28, 2003 between UCBH and Mellon Investor Services LLC to make the rights issued under such agreement inapplicable to the Investment Agreement. UCBH and Minsheng have already received confirmation from the US bank regulators that no additional review is expected to be required to close the phase one and two transactions.
     The Investment Agreement may be terminated if certain circumstances specified in the Investment Agreement occur prior to the consummation of each of the three closings, including inability to obtain regulatory review or any required regulatory approvals or material breach by either party.
     Simultaneously with the execution of the Investment Agreement, UCBH and Minsheng entered into an Investor’s Rights and Standstill Agreement (the “Standstill Agreement”). Under the Standstill Agreement, during the standstill period of three years after October 7, 2007 (or until and unless such period is shortened as provided thereby), Minsheng is prohibited from acquiring any additional shares of UCBH common stock other than those acquired pursuant to the Investment Agreement and the Standstill Agreement (the “UCBH Shares”) and selling or otherwise disposing of the UCBH Shares. However, the Standstill Agreement sets forth certain mechanism for Minsheng to maintain an applicable percentage ownership upon certain dilutive events or repurchases or redemptions by UCBH of its common stock. After the expiration of the standstill period, Minsheng may resell UCBH stock subject to UCBH’s right of first refusal and certain requirements under the Standstill Agreement. The Standstill Agreement also provides for Minsheng’s passivity commitment and director and management nomination procedures, among others.
     The shares of UCBH common stock to be issued by UCBH to Minsheng in phase one, two and three, if any (the “Primary Shares”), will not be registered under the Securities Act of 1933, as amended (the “Securities Act”). The Primary Shares will be issued in a transaction not involving any public offering that is accordingly exempt from Securities Act registration requirements. However, pursuant to the terms and conditions set forth in the Standstill Agreement, after expiration of the standstill period and upon Minsheng’s request, UCBH shall file a registration statement with the Securities and Exchange Commission covering a resale of the UCBH Shares.
     Upon the closing of the first phase, UCBH and Minsheng will enter into a Voting Agreement providing that, except in certain enumerated circumstances, Minsheng shall vote the UCBH Shares as directed by the Board of Directors of UCBH.
ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES
     The information contained in Item 1.01 of this report is incorporated by reference herein.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
     The following exhibit is furnished with this Report:

Exhibit Number	Description

99.1	Press release of October 7, 2007, announcing the signing of an agreement for China Minsheng Banking Corp., Ltd. to make minority strategic investment

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 11, 2007	By:	/s/ Thomas S. Wu
Thomas S. Wu
Chairman, President and Chief Executive Officer